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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 26, 1998 with respect to the financial statements of The Manufacturers Life Insurance Company of North America and February 5, 1998 with respect to the financial statements of The Manufacturers Life Insurance Company of North America Separate Account B, in Post Effective Amendment No. 5 to the Registration Statement (Form S-6, File
No. 33-92466).


                                           Ernst & Young LLP


Boston, Massachusetts
April 27, 1998